Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use, in Post Effective Amendment No. 1 to the Registration Statement on Form SB-2, of our report dated February 24, 1998, relating to the consolidated financial statements of Longport, Inc. and Subsidiary for the years ended December 31, 1997 and 1996 and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.



                                                 Angell & Deering
                                                 Certified Public Accountants


Denver, Colorado
May 7, 1998